Exhibit 10.1

June 12, 2023
David Oliver
XXXX
XXXX

Dear David:
We are pleased to offer you the following details regarding your new position.

Position: Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Reports to: Molly Langenstein, CEO and President of Chico’s FAS, Inc.

Start date: Effective June 24, 2023

Base Salary: $425,000.00 annually (prorated for FY23 for time in role)

Bonus Target: 80% of earned salary (prorated for FY23 for time in role)
Equity: Promotion grant of $225,000 equity value (consisting of 50% restricted stock and 50% performance share units at target value) to be granted on or about July 3, 2023

All other aspects of your compensation and employment will remain the same.
This offer is contingent upon your execution of our attached Restrictive Covenant Agreement.
Chico’s FAS, Inc. is an at-will employer. That means that either you or the Company are free to end the employment relationship at any time, with or without notice or cause. By accepting this position, you acknowledge the at-will nature of our relationship. Additionally, you represent that you are not a party to any agreement that would bar or limit the scope of your employment with us.
I wish you continued success at Chico’s. Please indicate your acceptance to this position by signing below and returning to my attention.

Sincerely,
/s/ Molly Langenstein
Molly Langenstein

Accepted by: /s/ David M. Oliver Date: 6/12/23